Exhibit 10.1

U.S. CENTURY BANK

AMENDED AND RESTATED

2015 EQUITY INCENTIVE PLAN

(as amended and restated as of December 20, 2021)

ARTICLE I

ESTABLISHMENT OF THE PLAN

U.S. Century Bank, a Florida banking corporation, hereby amends and restates its Amended and Restated 2015 Equity Incentive Plan, originally adopted in June 2015, and as amended and restated as of June 22, 2020, upon the terms and conditions hereinafter stated.

ARTICLE II

PURPOSE OF THE PLAN

The purpose of this Plan is to aid the Company in attracting and retaining capable Employees and Non-Employee Directors and to improve the growth and profitability of the Company and its Subsidiary Companies by providing Employees and Non-Employee Directors with a proprietary interest in the Company as an incentive to contribute to the success of the Company and its Subsidiary Companies, and rewarding Employees for outstanding performance. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

ARTICLE III

DEFINITIONS

3.01 “Award” means (i) a grant of an Option by the Bank prior to the effective date of the Reorganization or (ii) a grant of an Option or Restricted Stock by the Bank Holding Company on and after the effective date of the Reorganization, each pursuant to the terms of this Plan.

3.02 “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

3.03 “Bank” means U.S. Century Bank, a Florida banking corporation.

3.04 “Bank Holding Company” means USCB Financial Holdings, Inc., a Florida corporation.

3.05 “Beneficiary” means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant’s death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant’s surviving spouse, if any, or if none, his estate.

3.06 “Board” means the Board of Directors of the Company.

3.07 “Change in Control” shall mean a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, in each case as provided under Section 409A of the Code and the regulations thereunder; provided, however, that a future reorganization of the Bank into a stock holding company structure (the “Reorganization”) shall not be deemed to be a Change in Control if the percentage ownership interests of the shareholders of the Bank immediately prior to such Reorganization are substantially the same as the percentage ownership interests of such shareholders in the Bank Holding Company immediately following such Reorganization. Upon completion of the Reorganization, a “Change in Control” shall mean a change in the ownership of the Bank Holding Company, a change in the effective control of the Bank Holding Company or a change in the ownership of a substantial portion of the assets of the Bank Holding Company, in each case as provided under Section 409A of the Code and the regulations thereunder.

3.08 “Code” means the Internal Revenue Code of 1986, as amended. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

3.09 “Committee” means a committee of two or more directors appointed by the Board pursuant to Article IV hereof. Initially, the full Board shall serve in the capacity as the Committee.

3.10 “Common Stock” means shares of the common stock, $1.00 par value per share, of the Company which includes both shares of Voting Common Stock (as defined hereinafter) and Non-Voting Common Stock (as defined hereinafter).

3.11 “Company” means the Bank prior to the effective date of the Reorganization, and the Bank Holding Company on and after the effective date of the Reorganization.

3.12 “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees (or would have received such benefits for at least three (3) months if he had been eligible to participate in such plan). In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

3.13 “FDIC” means the Federal Deposit Insurance Corporation, the Company’s primary federal regulator.

3.14 “Effective Date” means December 20, 2021, the date upon which the shareholders of the Bank approved this Plan, as amended and restated.

3.15 “Employee” means any person who is employed by the Company or a Subsidiary Company, or is an Officer of the Company or a Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Company or a Subsidiary Company.

3.16 “Exercise Price” means the price at which a Share may be purchased by an Optionee pursuant to an Option.

3.17 “Fair Market Value” shall be equal to the fair market value per share of the Common Stock on the date an Option is granted (disregarding lapse restrictions as defined in Treasury Regulation §1.83.3(i)) as determined by the Committee, provided that the Fair Market Value is determined in a manner consistent with Sections 409A and 422 of the Code, including the regulations promulgated under such sections. For so long as the Common Stock is not readily tradable on an established securities market for purposes of Section 409A of the Code, then the Fair Market Value shall be determined by means of a reasonable valuation method that takes into consideration all available information material to the value of the Bank and that otherwise satisfies the requirements applicable under Section 409A of the Code and the regulations thereunder.

3.18 “Incentive Stock Option” means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

3.19 “Independent Director” means a member of the Board who qualifies as an independent director as defined in the listing requirements of the NASDAQ Stock Market regardless of whether the Common Stock is listed on the NASDAQ Stock Market.

3.20 “Non-Employee Director” means a member of the Board of the Company or any Subsidiary Company including an advisory director or a director emeritus of the Board of the Company or any Subsidiary Company, who is not an Officer or Employee of the Company or any Subsidiary Company.

3.21 “Non-Qualified Option” means any Option granted under this Plan which is not an Incentive Stock Option.

3.22 “Non-Voting Common Stock” means shares of Class B Non-Voting Common Stock, $1.00 par per share, of the Company.

3.23 “Officer” means an Employee whose position in the Company or a Subsidiary Company is that of a corporate officer, as determined by the Board.

3.24 “OFR” means the Office of Financial Regulation of the State of Florida, the Company’s state regulator.

3.25 “Option” means a right granted under this Plan to purchase Common Stock, including any Incentive Stock Option or Non-Qualified Option.

3.26 “Optionee” means an Employee or Non-Employee Director or former Employee or Non-Employee Director to whom an Option is granted under the Plan.

3.27 “Participant” shall mean any Employee or Non-Employee Director selected by the Committee to receive an Award under the Plan and shall include all Optionees.

3.28 “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

3.29 “Plan” shall mean this U.S. Century Bank Amended and Restated 2015 Equity Incentive Plan (as amended and restated as of December 20, 2021), which shall, effective as of the effective date of the Reorganization, be named the USCB Financial Holdings, Inc. 2021 Equity Incentive Plan.

3.30 “QDRO” shall mean a domestic relations order meeting such requirements as the Committee shall determine, in its sole discretion.

3.31 “Restricted Period” has the meaning set forth in Section 9.01 of the Plan.

3.32 “Restricted Stock” means Shares subject to certain specified restrictions granted under Article IX of the Plan.

3.33 “Retirement” means (i) with respect to Officers or Employees, a termination of employment which constitutes a “retirement” at the “normal retirement age” or later under the provisions of the Bank’s Profit Sharing 401(k) Plan or such other qualified pension benefit plan maintained by the Company or a Subsidiary Company as may be designated by the Board or the Committee, or, if no such plan is applicable, which would constitute “retirement” under the Bank’s Profit Sharing 401(k) Plan if such individual were a participant in that plan; provided, however, that the provisions of this subsection (i) will not apply as long as a former Officer or Employee continues to serve as a Non-Employee Director of the Company or any Subsidiary Company; and (ii) with respect to Non-Employee Directors, retirement means retirement from service on the Board of Directors of the Company or a Subsidiary Company or any successors thereto after reaching normal retirement age as established by the Company, provided, however, that the provisions of this subsection (ii) will not apply as long as a former director continues to serve as an advisory director or a director emeritus of the Company or any Subsidiary Company.

3.34 “Shares” shall mean shares of the Common Stock, either Voting Common Stock or Non-Voting Common Stock, as the Committee or the Board may designate with respect to a specific Award, or such other securities of the Company as may be designated by the Committee or the Board from time to time.

3.35 “Subsidiary Companies” means those subsidiaries of the Company which meet the definition of “subsidiary corporations” set forth in Section 425(f) of the Code, at the time of granting of the Award in question.

3.36 “Voting Common Stock” means shares of Class A Voting Common Stock, $1.00 par value per share, of the Company.

ARTICLE IV

ADMINISTRATION OF THE PLAN

4.01 Duties of the Committee. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including rules, regulations and procedures which deal with satisfaction of a Participant’s tax withholding obligation pursuant to Section 14.02 hereof. The interpretation and construction by the Committee of any provisions of this Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding in the absence of action by the Board.

4.02 Appointment and Operation of the Committee. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board. During such time that the Company’s securities are listed on the NASDAQ Stock Market or other exchange, the members of the Committee shall consist solely of Non-Employee Directors who are Independent Directors. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairperson and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

4.03 Termination of Awards Due to Misconduct. Any Award held by an Employee who is discharged from the employ of the Company or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist or consent order, shall terminate as of the effective date of such termination of employment. Awards granted to a Non-Employee Director who is removed for cause pursuant to the Company’s articles of incorporation and bylaws, as amended, shall terminate as of the effective date of such removal.

4.04 Limitation on Liability. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under the Plan. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Company shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

4.05 Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency, including but not limited to the FDIC and the OFR, as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such Shares under any federal or state law or any rule or regulation of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise would be contrary to applicable laws and regulations.

4.06 Restrictions on Transfer. The Company may place a legend upon any certificate representing Shares acquired pursuant to an Award granted hereunder noting that the transfer of such Shares may be restricted by applicable laws and regulations.

4.07 No Deferral of Compensation Under Section 409A of the Code. All Awards granted under the Plan are designed to not constitute a deferral of compensation for purposes of Section 409A of the Code. Notwithstanding any other provision in this Plan to the contrary, all of the terms and conditions of any Options granted under this Plan shall be designed to satisfy the exemption for stock options set forth in the regulations issued under Section 409A of the Code. Both this Plan and the terms of all Options granted hereunder shall be interpreted in a manner that requires compliance with all of the requirements of the exemption for stock options set forth in the regulations issued under Section 409A of the Code. No Optionee shall be permitted to defer the recognition of income beyond the exercise date of a Non-Qualified Option or beyond the date that the Shares received upon the exercise of an Incentive Stock Option are sold.

ARTICLE V

ELIGIBILITY

Awards may be granted to such Employees and Non-Employee Directors of the Company and its Subsidiary Companies as may be designated from time to time by the Board or the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors. Incentive Stock Options may not be granted to Non-Employee Directors.

Notwithstanding anything to the contrary herein, an Award of Restricted Stock may be granted by only the Bank Holding Company on and after the effective date of the Reorganization and may not be granted by the Bank.

ARTICLE VI

COMMON STOCK COVERED BY THE PLAN

6.01 Number of Shares. The aggregate number of Shares which may be issued pursuant to this Plan, subject to adjustment as provided in Article XI, shall be 2,400,000 Shares of which (i) the maximum number of Shares that may be issued upon the exercise of all Incentive Stock Options granted under the Plan shall be 2,400,000 Shares, and (ii) up to 1,500,000 Shares can consist of Shares of Non-Voting Common Stock. None of such Shares shall be the subject of more than one Award at any time, but if an Award is canceled or forfeited or if an Award terminates, expires or lapses for any reason, then any unissued or forfeited Shares subject to the Award shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such Shares. Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements or to pay the Exercise Price of Options will not be available for future grants of Awards under the Plan.

6.02 Source of Shares. The Shares issued under the Plan shall be authorized but unissued Shares, treasury Shares or Shares purchased by the Company on the open market or from private sources for use under the Plan.

ARTICLE VII

DETERMINATION OF AWARDS, NUMBER OF SHARES, ETC.

7.01 Determination of Awards. The Board or the Committee shall, in its discretion, determine from time to time which Employees and Non-Employee Directors will be granted Awards under the Plan, the number of Shares subject to each Award, whether the Shares shall be Voting Common Stock or Non-Voting Common Stock, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the Exercise Price of an Option. In making all such determination there shall be taken into account the duties, responsibilities and performance of each Participant, his present and potential contributions to the growth and success of the Company, his salary and such other factors deemed relevant to accomplishing the purposes of the Plan. It is expected the Awards will use Shares of Voting Common Stock unless the grant of Shares of Voting Common Stock to a Participant would result in such person being deemed to own more than 9.9% of the Voting Common Stock; in such situation, the Committee can provide that the Shares subject to the Award will consist of shares of Non-Voting Common Stock to the extent necessary to prevent the Participant from being deemed to beneficially own in excess of 9.9% of the Voting Common Stock.

7.02 Maximum Awards to any Participant. Notwithstanding anything contained in this Plan to the contrary, the maximum number of Shares of Common Stock to which Awards may be granted to any individual in the aggregate shall be 600,000 Shares or 25% of the total Shares available for issuance under this Plan.

ARTICLE VIII

STOCK OPTIONS

Each Option granted hereunder shall be on the following terms and conditions:

8.01 Award Agreement. The proper Officers on behalf of the Company and each Optionee shall execute an Award Agreement which shall set forth the total number of Shares to which it pertains, the Exercise Price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Board or the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Award Agreement. Any Option granted with the intention that it will be an Incentive Stock Option but which fails to satisfy a requirement for Incentive Stock Options shall continue to be valid and shall be treated as a Non-Qualified Option.

8.02 Option Exercise Price.

(a) Incentive Stock Options. The Exercise Price for an Incentive Stock Option shall be established by the Committee or the Board at the time of grant but in no event shall be less than the greater of (i) the par value of the Common Stock or (ii) one hundred percent (100%) of the Fair Market Value of a Share at the time such Incentive Stock Option is granted, except as provided in Section 8.09(b).

(b) Non-Qualified Options. The Exercise Price for a Non-Qualified Option shall be established by the Committee or the Board at the time of grant, but in no event shall be less than the greater of (i) the par value of the Common Stock or (ii) one hundred percent (100%) of the Fair Market Value of a Share at the time such Non-Qualified Option is granted.

8.03 Vesting and Exercise of Options.

(a) General Rules. Incentive Stock Options and Non-Qualified Options shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Board or the Committee. Notwithstanding the foregoing, no vesting shall occur on or after an Optionee’s employment or service as a Non-Employee Director with the Company and all Subsidiary Companies is terminated for any reason other than his death, Disability or a Change in Control. In determining the number of Shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

(b) Accelerated Vesting. Unless the Committee or Board shall specifically state otherwise in an Award Agreement at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Company or a Subsidiary Company or service as a Non-Employee Director because of his death or Disability. In addition, subject to the provisions of Article XI, all outstanding Options shall become immediately vested and exercisable in full as of the effective date of a Change in Control.

8.04 Duration of Options.

(a) Employee Grants. Except as provided in Sections 8.04(c) and 8.09, each Option or portion thereof granted to an Employee shall be exercisable at any time on or after it vests and remains exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Employee ceases to be employed by the Company and all Subsidiary Companies, or any successor thereto.

(b) Non-Employee Director Grants. Except as provided in Section 8.04(c), each Option or portion thereof granted to a Non-Employee Director shall be exercisable at any time on or after it vests and remains exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Optionee ceases to serve as a Non-Employee Director.

(c) Exceptions. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Optionee terminates his employment or service with the Company and all Subsidiary Companies as a result of Disability or Retirement without having fully exercised his Options, the Optionee shall have the right, during the one (1) year period following his termination due to Disability or Retirement, to exercise such Options.

Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Optionee terminates his employment or service with the Company and all Subsidiary Companies following a Change in Control without having fully exercised his Options, the Optionee shall have the right to exercise the vested portion such Options during the remainder of the original ten (10) year term (or five (5) year term for Options subject to Section 8.09(b) hereof) of the Option from the date of grant, in each case subject to the provisions of Section 11.02 hereof.

If an Optionee dies while in the employ or service of the Company or a Subsidiary Company or terminates employment or service with the Company or a Subsidiary Company as a result of Disability or Retirement and dies without having fully exercised his Options, the executors, administrators, legatees or distributees of his estate shall have the right, during the one (1) year period following his death, to exercise such Options.

In no event, however, shall any Option be exercisable beyond the earlier of (i) ten (10) years from the date it was granted, (ii) with respect to Incentive Stock Options subject to Section 8.09(b), the original expiration date of the Option, or (iii) any termination of the Option pursuant to Section 4.03 of this Plan.

8.05 Nonassignability. Options shall not be transferable by an Optionee, except vested Options may be transferred by will or the laws of descent or distribution, and during an Optionee’s lifetime shall be exercisable only by such Optionee or the Optionee’s guardian or legal representative; provided, however, that Options may be transferred pursuant to a QDRO. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

8.06 Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the Award Agreement provided for in Section 8.01 above.

8.07 Payment for Shares. Payment in full of the Exercise Price for Shares purchased pursuant to the exercise of any Option shall be made to the Company upon exercise of the Option. All Shares sold under the Plan shall be fully paid and nonassessable. Payment for Shares may be made by the Optionee (i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the Shares and then to properly deliver to the Company the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations, (iii) at the discretion of the Board or the Committee and to the extent permitted by applicable law and regulation, by delivering Shares (including Shares acquired pursuant to the exercise of an Option) equal in Fair Market Value to the Exercise Price for the Shares to be acquired pursuant to the Option, (iv) at the discretion of the Board or the Committee and to the extent permitted by applicable law and regulation, by withholding some of the Shares which are being purchased upon exercise of an Option, or (v) any combination of the foregoing.

8.08 Voting and Dividend Rights. No Optionee shall have any voting, if applicable, or dividend rights or other rights of a shareholder in respect of any Shares covered by an Option prior to the time that his name is recorded on the Company’s shareholder ledger as the holder of record of such Shares acquired pursuant to an exercise of an Option.

8.09 Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this Section 8.09.

(a) Amount Limitation. Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options under this Plan (as well as stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Company or any parent or Subsidiary Company) are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000.

(b) Limitation on Ten Percent Shareholders. The Exercise Price for an Incentive Stock Option granted to an Employee who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to shareholders of the Company or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a Share of the Common Stock on the date of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.04 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

(c) Notice of Disposition; Withholding; Escrow. An Optionee shall immediately notify the Bank in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any Shares acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such Shares, setting forth the date and manner of disposition, the number of Shares disposed of and the price at which such Shares were disposed of. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Board or the Committee may, in its discretion, require Shares acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).

ARTICLE IX

RESTRICTED STOCK

9.01 Awards. An Award of Restricted Stock may, but need not, provide that such Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Award of Restricted Stock granted under the Plan shall be evidenced by an Award Agreement; and shall be subject to the conditions set forth in this Article IX, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

9.02 Restricted Stock Award Agreement. Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement in a form approved by the Committee setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may, but shall not be required to, require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such escrow agreement. If a Participant fails to execute an Award Agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award Agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive cash dividends; provided that, any stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account subject to such terms as determined by the Committee. The stock dividends so withheld by the Committee and attributable to any particular Share of Restricted Stock shall be distributed to the Participant in shares of Stock upon the release of restrictions on such Share and, if such Restricted Stock is forfeited, the Participant shall have no right to such stock dividends.

9.03 Restrictions.

(a) Restrictions on Restricted Stock. Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (i) if an escrow agreement is used, the Participant shall not be entitled to delivery of the stock certificate; (ii) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (iii) the Shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (iv) to the extent such Shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder with respect to such Shares shall terminate without further obligation on the part of the Company.

(b) Committee Discretion to Remove Restrictions. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the grant date, such action is appropriate.

9.04 Restricted Period. The Restricted Period shall commence on the grant date and end at the time or times set forth by the Committee in the applicable Award Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock at any time and for any reason. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event; and the Committee is not required to use service as a measure of vesting.

9.05 Delivery of Restricted Stock. Upon the expiration of the Restricted Period with respect to any Shares of Restricted Stock, the restrictions set forth in Section 9.03(a) and the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as otherwise set forth in the applicable Award Agreement. If an escrow agreement is used, upon such expiration, the Company shall deliver to the Participant, or his or her Beneficiary if the Participant is deceased, without charge, the stock certificate evidencing the Shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full Share), and any stock dividends (in whole Shares) credited to the Participant with respect to such Restricted Stock. If a cash payment is made in lieu of delivering fractional Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Restricted Period lapsed.

No Award of Restricted Stock may be granted for a fraction of a Share.

ARTICLE X

REGULATORY PROVISIONS

Notwithstanding anything to the contrary herein, accelerated vesting of outstanding Options shall not occur in the event of a Change in Control if at the time of a Change in Control the Company is deemed to be in “troubled condition” as defined in 12 C.F.R. Section 359.1(f)(1)(ii)(C) (or any successor thereto), unless prior to or in connection with the Change in Control, the FDIC has approved or not objected to the acceleration of such Options, pursuant to the provisions of 12 C.F.R. Part 359. In addition, no grant of Awards shall occur pursuant to the Plan until after receipt of (i) shareholder approval in accordance with Article XVI hereof and (ii) any required regulatory approval of or non-objection to the Plan in accordance with applicable law and regulation.

ARTICLE XI

ADJUSTMENTS FOR CAPITAL CHANGES

11.01 General Adjustments. The aggregate number of Shares available for issuance under this Plan, the number of Shares to which any Award relates, the maximum number of Shares that can be covered by Awards to any Participant and the Exercise Price per share for any Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding Shares issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such Shares effected without receipt or payment of consideration by the Company.

11.02 Adjustments for Mergers and Other Corporate Transactions. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Company, the Shares shall be exchanged for other securities of the Company or of another corporation, each Award shall be converted, subject to the conditions herein stated, into the right to purchase or acquire such number of shares of common stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of Shares which such Participant would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the Exercise Price of outstanding Options, provided that in each case the number of shares or other securities subject to the substituted or assumed stock option and the exercise price thereof shall be determined in a manner that satisfies the requirements of Treasury Regulation §1.424-1 and the regulations issued under Section 409A of the Code so that the substituted or assumed option is not deemed to be a modification of the outstanding Options. Notwithstanding any provision to the contrary herein, the terms of any Option granted hereunder and the property which the Optionee shall receive upon the exercise or termination thereof shall be subject to and be governed by the provisions regarding the treatment of any such Options set forth in the definitive agreement entered into by the Company with respect to a Change in Control to the extent such Options remain outstanding and unexercised immediately prior to consummation of the transactions contemplated by such definitive agreement.

ARTICLE XII

AMENDMENT, VALIDITY AND TERMINATION OF THE PLAN

12.01 Amendment and Termination. The Board may, by resolution, at any time terminate, modify or amend the Plan with respect to any Shares as to which Awards have not been granted, subject to any required shareholder approval or any shareholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws, satisfying any applicable stock exchange listing requirements, obtaining any necessary regulatory approval or non-objection or as may be directed by such regulatory authorities. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan except as specifically authorized herein or in the applicable Award Agreement.

12.02 Validity. If any term or provision of this Plan is determined to be impermissible or invalid upon regulatory review, it shall be deemed inoperative to the extent of such impermissibility or invalidity without rendering impermissible or invalid the remaining terms and provisions of this Plan.

ARTICLE XIII

EMPLOYMENT AND SERVICE RIGHTS

Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director to continue in such capacity.

ARTICLE XIV

WITHHOLDING

14.01 Tax Withholding. The Company may withhold from any Award payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such Award payment is insufficient, the Company may require the Participant to pay to the Company or any Subsidiary Company the amount required to be withheld as a condition to delivering the Shares acquired pursuant to an Award. The Company also may withhold or collect amounts with respect to a disqualifying disposition of Shares acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.09(c).

14.02 Methods of Tax Withholding. The Board or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of a Participant’s tax withholding obligation by the retention of Shares to which the Participant would otherwise be entitled pursuant to an Award and/or by the Participant’s delivery of previously-owned shares of Common Stock or other property.

ARTICLE XV

EFFECTIVE DATE OF THE PLAN; TERM

15.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder no (i) earlier than the later of the date that this Plan is approved by shareholders of the Company and the date the Company receives any required regulatory approval of or non-objection to the Plan, and (ii) later than the termination date of the Plan, provided that this Plan is approved by shareholders of the Bank pursuant to Article XVI hereof and receives any required regulatory approval or non-objection as provided pursuant to Article X hereof.

15.02 Term of the Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted, and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

ARTICLE XVI

SHAREHOLDER APPROVAL

The Company shall submit this Plan to shareholders for approval at a meeting of shareholders of the Company held within twelve (12) months following the Board’s approval of the Plan in order to meet the requirements of Section 422 of the Code and the regulations thereunder and applicable Florida law.

ARTICLE XVII

MISCELLANEOUS

17.01 Governing Law. To the extent not governed by federal law, this Plan shall be construed under the laws of the State of Florida.

17.02 Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.